Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-276736 on Form S-3, Registration Statement No. 333-215288 on Post-effective Amendment No. 2 to Form S-1 on Form S-3, and Registration Statement Nos. 333-219687 and 333-232025 on Form S-8 of our audit report dated April 9, 2024, relating to the consolidated financial statements of Energy Harbor Corp. and Subsidiaries as of and for the years ended December 31, 2023 and 2022.

/s/ UHY LLP

Sterling Heights, Michigan

April 9, 2024